UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	February 21, 2008

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant has signed a memorandum of understanding with PIO TV Pvt. Ltd. based in India (PIO TV) to deploy the Registrant’s SmartMarkTM watermarking technology. PIO TV is the first digitally integrated media platform for People of Indian Origin around the world.

Following testing of the Registrant’s MediaSentinelTM digital watermarking platform, PIO TV commits to deploy the Registrant’s SmartMarkTM technology to watermark and protect PIO TV’s online content distributed through its www.pioTV.com digital media platform. PIO TV is in the process of uploading 2,000 hours of TV content and 3,000 hours of movie content (approximately 1,000 Bollywood feature films). www.pioTV.com will derive significant entertainment content through a major content partnership with a group of very dynamic individuals, production houses, labels and banners from Bollywood, the world’s biggest entertainment industry.

To thwart piracy, PIO TV is employing the Registrant’s SmartMarkTM on special content it places in its Content On Demand and Archives, to track it during distribution and protect the intellectual property of the original content owners. Embedding SmartMarks -- invisible forensic information in every frame of video content -- provides proof the courts need to protect intellectual property rights, indicting and convicting the individuals who steal the original material.

Last August, India’s Union Minister for Overseas Indian Affairs, Mr. V Ravi, unveiled www.pioTV.com. The event was attended by representatives of nearly all large national and regional media and widely reported.  Since its launch, PIO TV has become the first platform to live web telecast the Pravasi Bharatiya Divas (Expatriates’ Day) celebrations on January 8th and 9th, 2008, from New Delhi to reach as many of the 35 million Indian Diaspora worldwide.  On February 18th, 2008, PIO TV relayed the live web telecast of Mauritius Prime Minister, Dr. Naveen Raamgoolam, a Person of Indian Origin (PIO), who visited his forefathers’ home State of Bihar in India on that day and received a state-wide felicitation.  The February 18th telecast was particularly emotional for PIOs in Mauritius and those in other parts of the world that hail from the Indian State of Bihar.

Besides its own bureaus creating exclusive content, www.pioTV.com has forged many other alliances in India, among them with the leading media groups such as Positiv Television and Positiv Radio in northeast India, PBC channel from Punjab State, Shakti, Sanskar, Yo Music, Jhankar TV, 7-Star Health Channel and 25 such television channels from India. Affiliates will provide select visual, text and audio content for PIO TV news, entertainment and features sections from India and around the world. PIO TV will, as possible, provide content to global and Indian broadcasters thereby playing a catalyst role in bringing PIO community achievements and issues to the fore through global media.

In other news, the Registrant’s delivery of its MediaEscortTM product to its major Hollywood customer (reference Nov. 2006; May 2007 press releases) has been completed.  MediaEscortTM has been successfully installed in the customer’s video server facility.

A copy of the News Release dated February 21, 2008 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated February 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  February 21, 2008

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Contact: (310) 295 - 0157	USVO Investor Relations Contact: (860) 739 - 8030

USVO’S SMARTMARKS TO BE USED TO FIGHT PIRACY IN INDIA AND ONLINE

Update on major studio contract

(Niantic, CT – February 21, 2007) –  USA Video Interactive Corp.(OTCBB: USVO; TSX: US; BSE/Frankfurt: USF)  reports it has signed a memorandum of understanding with PIO TV Pvt. Ltd. based in India (PIO TV) to deploy USVO’s SmartMarkTM watermarking technology. PIO TV is the first digitally integrated media platform for People of Indian Origin around the world.

Following testing of USVO’s MediaSentinelTM digital watermarking platform, PIO TV commits to deploy USVO’s SmartMarkTM technology to watermark and protect PIO TV’s online content distributed through its www.pioTV.com digital media platform. PIO TV is in the process of uploading 2,000 hours of TV content and 3,000 hours of movie content (approximately 1,000 Bollywood feature films). www.pioTV.com will derive significant entertainment content through a major content partnership with a group of very dynamic individuals, production houses, labels and banners from Bollywood, the world’s biggest entertainment industry.

“India is one of the hottest spots in the world for piracy and online media is subject to manipulative ways of piracy,” said PIO TV Director and Chief Editor, Mr. K N Gupta. To thwart piracy, PIO TV is employing USVO’s SmartMarkTM on special content it places in its Content On Demand and Archives, to track it during distribution and protect the intellectual property of the original content owners. Embedding SmartMarks -- invisible forensic information in every frame of video content -- provides proof the courts need to protect intellectual property rights, indicting and convicting the individuals who steal the original material.

Last August, India’s Union Minister for Overseas Indian Affairs, Mr. V Ravi, unveiled www.pioTV.com. The event was attended by representatives of nearly all large national and regional media and widely reported. Mr. Ravi said “www.pioTV.com serves both India and the PIO community by connecting the two, whilst being a platform for the PIO community that is spread across the globe,” adding that “the information, culture, entertainment and lots of other functions of the platform will help keep the Indian connection and roots alive.” Since its launch, PIO TV has become the first platform to live web telecast the Pravasi Bharatiya Divas (Expatriates’ Day) celebrations on January 8th and 9th, 2008, from New Delhi to reach as many of the 35 million Indian Diaspora worldwide. On February 18th, 2008, PIO TV relayed the live web telecast of Mauritius Prime Minister, Dr. Naveen Raamgoolam, a Person of Indian Origin (PIO), who visited his forefathers’ home State of Bihar in India on that day and received a state-wide felicitation. The February 18th telecast was particularly emotional for PIOs in Mauritius and those in other parts of the world that hail from the Indian State of Bihar.

Edwin Molina, CEO of USVO, said “Our relationship with PIO TV has been, and is, an opportunity for USVO to be a player overseas. As we’re moving in the domestic market, we are simultaneously moving in the global arena. With PIO TV we have a footprint for SmartMarkTM to become established in India, one of the fastest growing multimedia regions in the world.”

Besides its own bureaus creating exclusive content, www.pioTV.com has forged many other alliances in India, among them with the leading media groups such as Positiv Television and Positiv Radio in northeast India, PBC channel from Punjab State, Shakti, Sanskar, Yo Music, Jhankar TV, 7-Star Health Channel and 25 such television channels from India. Affiliates will provide select visual, text and audio content for PIO TV news, entertainment and features sections from India and around the world. PIO TV will, as possible, provide content to global and Indian broadcasters thereby playing a catalyst role in bringing PIO community achievements and issues to the fore through global media.

IN OTHER NEWS, USVO’s delivery of its MediaEscortTM product to its major Hollywood customer (reference Nov. 2006; May 2007 press releases) has been completed. MediaEscortTM has been successfully installed in the customer’s video server facility. “USVO has executed the implementation of MediaEscort; a server-based, on-demand watermarking product for a specific enterprise within that business. It replaces what had previously been an analog media delivery of content for that particular business unit,” stated Patrick Gregston, Business Development for USVO.

About PIO TV Pvt. Ltd.:

PIO TV is the first of its kind digital integrated media platform for any expatriate community. PIO TV platform comprises a free 24-7 live television stream with significant news from India tailored for approximately 40 million People of Indian Origin worldwide. PIO TV’s goal is to connect the PIOs worldwide by covering news and events from and of relevance to the community. This channel through its centers around the world, which could be called its points of coverage, will report on the developments, events, businesses, celebrations, achievements of PIOs (People of Indian Origin) in North America, UK, Europe, Middle East, Southeast Asia, Far East, Australia-South Pacific, South & Eastern Africa, South America and the Caribbean.

About USVO:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™ MediaSentinel™ and SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 206 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357  Telephone  (860) 739 - 8030

Facsimile (860) 739 - 8070; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

PIO TV Pvt. Ltd. Corporate Headquarters Office: D 47 Gulmohar Park, New Delhi 110049, India. Telephone  +91-11-26536221 For more information contact knguptas@piotv.com, kuldeepibl@gmail.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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